Exhibit 10.26
GLU MOBILE INC.
AMENDED AND RESTATED
SERIES D AND SERIES D-1 PREFERRED STOCK PURCHASE AGREEMENT
     THIS AMENDED AND RESTATED SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of July 26, 2005, by and among Glu Mobile Inc., a California corporation formerly known as Sorrent, Inc. (the “Company”), and the purchasers of the Company’s Series D Preferred Stock and Series D-1 Preferred Stock (individually, the “Purchaser” and collectively, the “Purchasers”) identified on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”). This Agreement supercedes in its entirety the Series D Preferred Stock Purchase Agreement, dated as of April 25, 2005 (the “Original Purchase Agreement”), by and among the Company and the Purchasers identified below the heading Initial Closing on the Schedule of Purchasers (the “Initial Purchasers”).
RECITALS
     WHEREAS, the Company and the Initial Purchasers were parties to the Original Purchase Agreement whereby the Initial Purchasers purchased 6,644,513 shares of the Company’s Series D Preferred Stock; and
     WHEREAS, by this Agreement, made pursuant to Sections 7.5 and 8.5 of the Original Purchase Agreement, the Company and Initial Purchasers wish to amend the Original Purchase Agreement to provide for the issuance of up to 56,997 additional shares of the Company’s Series D Preferred Stock (the “Series D Preferred”) and 2,491,694 shares of the Company’s Series D-1 Preferred Stock (the “Series D-1 Preferred”) to the Purchasers identified below the heading Subsequent Closing July 26, 2005 on the Schedule of Purchasers (the “Subsequent Purchasers”) on the terms and conditions hereof and make certain other changes to the Original Purchase Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Authorization and Sale of Series D and Series D-1 Preferred Stock.
          1.1 Authorization of Series D and Series D-1 Preferred Stock. The Company has authorized the sale and issuance to the Purchasers of a total of 6,701,510 shares of Series D Preferred and 2,491,694 shares of Series D-1 Preferred (collectively, “Shares”) at a per share purchase price of $3.01 (the “Per Share Price”), having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Exhibit B (the “Restated Articles”).
          1.2 Sale and Issuance of Series D and Series D-1 Preferred. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each

Purchaser, severally and not jointly, will buy from the Company, the number of Shares specified opposite the name of such Purchaser in the columns designated “Number of Shares of Series D” and “Number of Shares of Series D-1” at the aggregate purchase price specified opposite the name of such Purchaser in the column designated “Purchase Price” on the Schedule of Purchasers. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.
          1.3 Use of Proceeds from Sale of Stock. The net proceeds from the sale of the Shares issued by the Company shall be used for general corporate purposes, including working capital.
     2. Closing Date; Delivery.
          2.1 Closing.
          (a) The initial closing of the purchase and sale of the Shares hereunder (the “Initial Closing”) was held at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, on April 25, 2005, at 10:00 a.m., local time. The date of the Initial Closing shall hereinafter be referred to as the “Initial Closing Date.”
          (b) A subsequent closing of the purchase and sale of the Shares hereunder (the “Subsequent Closing”) shall be held at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, such date, time and place upon which the Company and the Subsequent Purchasers shall mutually agree. The date of the Subsequent Closing shall hereinafter be referred to as the “Subsequent Closing Date.”
          The “Closing” shall hereinafter refer to both the Initial Closing and the Subsequent Closing, and the “Closing Date” shall hereinafter refer to both the Initial Closing Date and the Subsequent Closing Date.
          2.2 Delivery and Payment.
          (a) At the Initial Closing, the Company delivered to each Initial Purchaser a certificate or certificates representing the number of Shares set forth opposite the name of such Initial Purchaser in the column designated “Number of Shares of Series D” on the Schedule of Purchasers, against delivery to the Company by such Initial Purchaser at the Initial Closing of (a) executed counterparts of the Original Purchase Agreement, the Amended and Restated Investors’ Rights Agreement dated as of April 25, 2005 by and among the Company and the Investors (as defined therein), including the Initial Purchasers (the “Original Investors’ Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of April 25, 2005 by and among the Company, the Shareholders (as defined therein) and the Investors (as defined therein), including the Initial Purchasers (the “Original Co-Sale Agreement”), the Amended and Restated Voting Agreement dated as of April 25, 2005 by and among the Company, the Shareholders and the Investors (as defined therein), including the Initial Purchasers (the “Original Voting Agreement”); and (b) payment of the purchase price therefor, by (i) check payable to the Company, (ii) wire transfer made pursuant to the Company’s instructions, (iii) cancellation of indebtedness of the Company to such Initial Purchaser, or

(iv) any combination of the foregoing, in the amount set forth opposite the name of such Initial Purchaser in the column designated “Purchase Price” on the Schedule of Purchasers.
          (b) At the Subsequent Closing, the Company shall deliver to the Subsequent Purchasers a certificate or certificates representing the number of Shares set forth opposite the name of each such Subsequent Purchaser in the columns designated “Number of Shares of Series D” and “Number of Shares of Series D-1”on the Schedule of Purchasers, underneath the heading Subsequent Closing July 26, 2005, against delivery to the Company by such Subsequent Purchaser at the Subsequent Closing of (a) executed counterparts of this Agreement, the Amended and Restated Investors’ Rights Agreement dated as of the date hereof by and among the Company and the Investors (as defined therein), including the Purchasers, the form of which is attached hereto as Exhibit C (the “Investors’ Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of the date hereof by and among the Company, the Shareholders (as defined therein) and the Investors (as defined therein), including the Purchasers, the form of which is attached hereto as Exhibit D (the “Co-Sale Agreement”), the Amended and Restated Voting Agreement dated as of the date hereof by and among the Company, the Shareholders and the Investors (as defined therein), including the Purchasers, the form of which is attached hereto as Exhibit E (the “Voting Agreement” and, together with this Agreement, the Investors’ Rights Agreement and the Co-Sale Agreement, the “Investment Agreements”); and (b) payment of the purchase price therefor (less any deduction as set forth in Section 8.10), by (i) check payable to the Company, (ii) wire transfer made pursuant to the Company’s instructions, (iii) cancellation of indebtedness of the Company to such Subsequent Purchaser, or (iv) any combination of the foregoing, in the amount set forth opposite the name of such Subsequent Purchaser in the column designated “Purchase Price” on the Schedule of Purchasers, underneath the heading Subsequent Closing July 26, 2005.
     3. Representations and Warranties of the Company. Except as set forth on Exhibit F attached hereto (which schedule is referred to from time to time hereinafter as the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that the representations, warranties and statements contained in this Article 3 are true and correct immediately prior to the Initial Closing and the Subsequent Closing, provided, however, that items that speak specifically “as of the Initial Closing” or “as of the Subsequent Closing” shall be true and correct as of the Initial Closing or the Subsequent Closing, as the case may be. With respect to the representations and warranties in Sections 3.7, 3.8, 3.9, 3.10, 3,11, 3.12, 3.13, 3.14, 3.16, 3.17, 3.18, 3.20, 3.21, 3.22, 3.23, 3.24, and 3.25, the term “Company” refers to the Company and its Subsidiaries (as defined below) on a consolidated basis.
          3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of California. The Company is not qualified to conduct business as a foreign corporation in any jurisdiction, and such qualification is not currently required in any jurisdiction in which the failure to do so would have a material adverse effect on the Company. The Company has the corporate power and authority to enter into and perform the Investment Agreements, the Time Warner Agreement (as defined below), and the Amendment to the Glu UK Voting Agreement (as defined below) (collectively, the “Related Agreements”) and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby, to sell and issue the Shares hereunder, to issue the Common Stock of the

Company issuable upon conversion of the Shares (the “Conversion Stock”), and to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.
          3.2 Capitalization. Immediately prior to the Subsequent Closing, the authorized and issued capital stock of the Company will consist of: (i) 68,500,000 shares of Common Stock authorized, of which 15,178,534 shares are issued and outstanding; (ii) 6,940,096 shares of Series A Preferred Stock authorized, all of which are issued and outstanding, (iii) 8,962,036 shares of Series B Preferred Stock authorized, of which 8,593,750 are issued and outstanding, (iv) 12,046,016 shares of Series C Preferred authorized, all of which are issued and outstanding, (v) 6,752,000 shares of Series D Preferred authorized, of which 6,644,513 shares are issued and outstanding (and of which no shares were issued and outstanding immediately prior to the Initial Closing) and (vi) 2,491,694 shares of Series D-1 Preferred authorized, of which no shares are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company has issued and outstanding warrants to purchase an aggregate of 368,286 shares of Series B Preferred and 60,000 shares of Common Stock. The Company has adopted and reserved 9,244,922 shares of Common Stock under its Second Amended and Restated 2001 Stock Option Plan (the “Plan”) as of the date hereof, of which (i) options to purchase 5,925,433 shares of Common Stock have been granted and are currently outstanding as of the date hereof and (ii) 2,333,257 shares of Common Stock have been issued under the Plan and are currently outstanding. The holders of record of the presently issued and outstanding Common Stock immediately prior to the Closing are set forth in the Disclosure Schedule. Except as described in this Section 3.2 on the Disclosure Schedule, there are no options, rights, warrants or convertible securities to purchase or acquire from the Company directly or indirectly any of its shares of capital stock. The rights, preferences, privileges and restrictions of the Common Stock and of the Preferred Stock are as stated in the Restated Articles. Each outstanding series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock. Except as set forth in the Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement, no holder of shares of Common Stock or any other security of the Company or any other person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of securities of the Company or otherwise, nor are there any trusts, agreements or arrangements with respect to the voting or, to the Company’s knowledge transfer or sale of any of the Company’s capital stock. Except as set forth on the Schedule of Exceptions, all options granted and Common Stock issued vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting arrangements of such agreement or understanding. All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

          3.3 Subsidiaries. Glu Mobile Limited, formerly Macrospace Limited (“Glu UK”), and Sorrent Europe Limited (“Sorrent Europe” and together with Glu UK, the “Subsidiaries”) are each wholly owned subsidiaries of the Company. Each Subsidiary is validly existing and in good standing as a limited company under the law of England and Wales and has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. Other than the foregoing, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.
          3.4 Due Authorization. All corporate action on the part of the Company’s officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Related Agreements have been taken or will be taken prior to the Closing, and the Related Agreements will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) the effect of rules of law governing the availability of specific performance, injunctive relief, or other equitable remedies, and (c) and other equitable remedies and limitations of public policy as applied to Section 5.7 of the Investors’ Rights Agreement.
          3.5 Valid Issuance of Securities.
          (a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and nonassessable, and will be (i) free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and under the Related Agreements and (ii) free and clear of any preemptive or similar rights or liens. The issued and outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are and will be duly and validly issued, fully paid, and nonassessable. The Conversion Stock has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be (i) free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and (ii) free and clear of any preemptive or similar rights or liens.
          (b) Based in part on the representations made by the Purchasers in Section 4 hereof, the offer and sale of the Shares in accordance with this Agreement and the issuance of the Conversion Stock issuable upon conversion of the Shares, are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. The issued and outstanding shares of the Company’s Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were issued and will be issued pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws.

          3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Related Agreements, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Initial Closing or the Subsequent Closing, as appropriate, and will, in the case of filings, be made within the time prescribed by law.
          3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of the Related Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, when taken as a whole, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, Actions pending or threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Company currently pending or that the Company intends to initiate.
          3.8 Proprietary Information and Inventions Agreement. Each present and former officer, employee and consultant of the Company has entered into and executed a Proprietary Information and Inventions Agreement in the form made available to the Purchasers. The Company, after reasonable investigation, is not aware that any of its present or former officers, employees or consultants is in violation of the Proprietary Information and Inventions Agreement entered into by such officer, employee or consultant and the Company, and no such present or former officer, employee or consultant has excluded works or inventions from such officer’s, employee’s or consultant’s Proprietary Information and Inventions Agreement. The Company, to the best of its knowledge, does not know of the impending resignation or termination of any employment of any officer or key employee.
          3.9 Status of Proprietary Assets. To the best of its knowledge with respect to patents, inventions, trademarks, service marks and trade names only, the Company has title and ownership of, or all necessary rights with respect to, all patents, inventions, trademarks, service marks, trade names, works of authorship (including software), copyrights, confidential information, trade secrets, and other non-patentable proprietary rights and processes that the Company reasonably believes are necessary for its business as now conducted and as proposed to be conducted (“Intellectual Property”), without infringement of any patent rights or infringement or misappropriation of other intellectual property rights of others. Except as set forth in Section 3.9 of the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the inventions, patents, trademarks, service marks, trade names, works of authorship (including software), copyrights, trade secrets, information, proprietary rights or processes of any other person or entity, excluding any licenses for off-the-shelf software. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted and as proposed to be conducted, would violate any patents, trademarks, service marks, trade names, copyrights or trade secret rights or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor. Set forth in Section 3.9 of the Disclosure Schedule is a list of the Company’s patents, patent applications, copyrights, copyright applications, trademarks and trademark applications. The Company, after reasonable investigation, is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her duties for the Company or that would conflict with the Company’s business as currently conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge after reasonable investigation, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company. The Company is not subject to any “open source” or “copyleft” obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company.
          3.10 Compliance with Law and Documents. The Company is not in violation of (a) any term of its Restated Articles or Bylaws or other organizational documents, and is not in material violation of (b) any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree and (c) any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time and the giving of notice, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, the Restated Articles, the Bylaws or any agreement or contract of the Company, or, to the Company’s knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.
          3.11 Related-Party Transactions. There are no agreements, understandings or proposed transactions between the Company and any of its employees, officers, directors, affiliates, or any affiliate thereof. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. No employee, officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.
          3.12 Permits. The Company has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
          3.13 Registration Rights and Other Shareholder Rights. Except as set forth in the Investors’ Rights Agreement, the Company is not under any obligation to register or to agree to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under the securities laws of any state of the United States. Except for the Voting Agreement, the Company is not a party to any voting or similar agreements related to the Company’s securities which are presently outstanding or that may hereafter be issued.
          3.14 Title to Property and Assets. The Company owns, or has valid and binding licenses for, all assets, rights and properties necessary to conduct its business as currently conducted and/or presently proposed to be conducted. The properties and assets the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and, to the knowledge of the Company, holds a valid leasehold interest free of any liens, claims or encumbrances.
          3.15 Financial Statements. The Company has delivered to each Purchaser its unaudited financial statements (balance sheet and statements of income and cash flows) as at and for the twelve-month period ended December 31, 2004, to each Initial Purchaser its unaudited financial statements (balance sheet and statements of income and cash flows) as at and for the two-month period ended February 28, 2005, and to the Subsequent Purchasers its unaudited financial statements (balance sheet and statements of income and cash flows) as at and for the three-month period ended March 31, 2005 (collectively, the “Financial Statements”). The unaudited Financial Statements are (i) complete and correct in all material respects, (ii) fairly present the financial condition and operating results of the Company as of the Statement Date (as defined below) for the Initial Closing and the Subsequent Closing and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except for the omission of notes thereto and normal year-end audit adjustments. For purposes of this Agreement, the “Statement Date” means February 28, 2005 with respect to the Initial Closing and March 31, 2005 with respect to the Subsequent Closing. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
          3.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports required by law to be filed by the Company. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as an S corporation, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its material properties or material assets. The Company has never had a tax deficiency or tax audit and the Company has made all withholdings or collections for all taxes, including, without limitation, federal and state income taxes, Federal Insurance Contribution Act taxes and federal and state unemployment taxes, of its employees. The Company is not and has not been delinquent in the payment of any tax, assessment or governmental charge. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge which had a material adverse effect on the financial condition and business prospect of the Company. None of the Company’s federal income tax returns nor any state income or franchise tax returns have ever been audited by governmental authorities.
          3.17 Absence of Material Liabilities. The Company has no liabilities, obligations or indebtedness (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) except: (i) those fully described and listed on the Financial Statements and Disclosure Schedule; and (ii) those incurred by the Company in the ordinary course of its business since its inception (x) which do not in the aggregate exceed fifty thousand dollars ($50,000) and (y) which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.
          3.18 Contracts. Except as set forth in this Agreement, and as disclosed in the Disclosure Schedule, the Company has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) of any material nature (“Contracts”), including, without limitation, the following:
               (i) employment, bonus, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among the Company’s shareholders and the Company;
               (ii) loan agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company’s property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

               (iii) agreements with dealers, sales representatives, brokers or other distributors, advertisers or sales agencies;
               (iv) agreements with any labor union or collective bargaining organization or other labor agreements;
               (v) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including, without limitation, agreements with equipment lessors, processors, subcontractors, consultants and developers;
               (vi) licenses of any patent, copyright, trade secret or other proprietary right to or from the Company;
               (vii) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses or pursuant to which the Company has granted rights to manufacture, produce, assemble, license, market or sell its products to any other person or that affects the Company’s exclusive rights to develop, manufacture, assemble, distribute and sell its products and services;
               (viii) agreements limiting the ability of the Company to compete in any line of business or in any geographic area or with any person;
               (ix) agreements providing for disposition of the business, assets or shares of capital stock of the Company (other than provided for herein), agreements of merger or consolidation to which the Company is a party or letters of intent with respect to any of the foregoing;
               (x) letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business;
               (xi) agreements for the purchase of material fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements;
               (xii) agreements granting any preemptive right, right of first refusal or similar right to any person;
               (xiii) agreements obligating the Company to pay any royalty or similar charge for use or exploitation of any tangible or intangible property;
               (xiv) covenants not to compete or other restriction on the Company’s ability to conduct its business or engage in any other activity; and
               (xv) other agreements not made in the ordinary course of business that are material to the Company.
All of the Contracts are valid and binding obligations of the Company and to the Company’s knowledge in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects. The Company has complied with all the material provisions of all said contracts, obligations, agreements, plans, arrangements and commitments set forth in the Disclosure Schedule and is not in default in any material respect thereunder. All contracts to which the Company is a party which are material to the Company’s businesses are in writing.
          3.19 Minute Books. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the time of the Company’s incorporation and accurately reflect in all material respects all actions by the directors (and any committee thereof) and shareholders with respect to all transactions referred to in such minutes, and none of such actions have been materially modified or rescinded except as reflected in the minute books of the Company.
          3.20 Section 83(b) Elections. To the best of the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.
          3.21 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.
          3.22 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.
          3.23 Changes. Since the respective Statement Date there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and are not reasonably expected to be, in the aggregate, materially adverse;
               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
               (c) any waiver by the Company of a valuable right or of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
               (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;
               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;
               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (m) to the Company’s knowledge, any change in any material agreement or other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or
               (n) any agreement or commitment by the Company to do any of the things described in this Section 3.23.
          3.24 Environmental and Safety Laws. The Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the “Premises”) are, to the best of the Company’s knowledge, in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. To the best of the Company’s knowledge, no material expenditures are or will be required in order to comply with any Environmental Laws. For purposes of this Agreement, the term “Environmental Laws” shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.
          3.25 Disclosure. The Company has provided the Purchasers with all the information that the Purchasers have requested for deciding whether to purchase the Shares hereunder and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. No representation, warranty or statement by the Company in this Agreement, or any exhibit, schedule, statement or certificate furnished to the Purchasers pursuant to this Agreement or to be furnished to the Purchasers at the Initial Closing or the Subsequent Closing, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading, except that with respect to any financial projections delivered to the Purchaser, the Company represents only that such financial projections were prepared in good faith and the Company believes there is a reasonable basis for such financial projections.
          3.26 Small Business Concern. The Company is a “Small Business Concern” as that term is defined in the Small Business Investment Act of 1958, as amended, and in the regulations of the Small Business Administration promulgated thereunder.
     4. Representations and Warranties of the Purchasers. Each Purchaser hereby severally represents and warrants to the Company as follows:
          4.1 Investment Intent; Blue Sky. The Purchaser is acquiring the Shares and the underlying Conversion Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth on the Schedule of Purchasers represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “blue sky” laws.
          4.2 Rule 144. The Purchaser acknowledges that the Shares and the underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “brokers transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three (3) month period not exceeding limitations specified in Rule 144.
          4.3 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
          4.4 Restrictions on Transfer, Restrictive Legends. The Purchaser understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and federal securities laws and by provisions of the Investors’ Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends substantially in the form set forth in the Investors’ Rights Agreement.
          4.5 Access to Information. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has had the opportunity to review the Company’s financial statements. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions, if asked, were answered to the Purchaser’s satisfaction. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.
          4.6 Investment Experience. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Purchaser is able to fend for itself or himself, can bear the economic risk of the Purchaser’s investment in the Shares and has such knowledge and experience in financial or business matters that the Purchaser is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment, and/or (b) has a pre-existing personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

          4.7 Authorization. The Purchaser has the full power and authority to execute, deliver and perform the Investment Agreements, and in the case of TWI Glu Mobile Holdings Inc. the Time Warner Agreement, and to purchase and pay for the Shares and the Conversion Stock. The Investment Agreements and, in the case of TWI Glu Mobile Holdings Inc., the Time Warner Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting the enforcement of creditors’ rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies and limitations of public policy as applied to Section 5.7 of the Investors’ Rights Agreement.
          4.8 Purchaser Counsel. The Purchaser acknowledges that such Purchaser has had the opportunity to review the Related Agreements, the exhibits and the schedules attached hereto and thereto, and the transactions contemplated by this Agreement, with its own legal counsel.
          4.9 Limited Operating History. The Purchaser acknowledges that the Company is a new business with a limited operating history.
          4.10 Accredited Investor. The Purchaser is an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act.
          5. Conditions to Closing of the Purchasers. Each Purchaser’s obligation to purchase the Shares is, unless waived by the Purchaser, subject to the fulfillment of the following conditions as of the Initial Closing Date, in the case of the Initial Purchasers, or the Subsequent Closing Date, in the case of the Subsequent Purchasers:
          5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 above shall be true and correct in all respects as of the Initial Closing and the Subsequent Closing; provided, however, that representations and warranties that speak specifically “as of the Initial Closing” or “as of the Subsequent Closing” shall be true and correct as of the Initial Closing or the Subsequent Closing, as the case may be.
          5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.
          5.3 Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or shall have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
          5.4 Board of Directors. As of the Subsequent Closing Date, the Board of Directors of the Company shall be comprised of L. Gregory Ballard, Stewart Alsop, Daniel Skaff, Richard Moran, Jon Callaghan, Amy Francetic, Sharon Wienbar, Hany Nada and Andrew Heller, elected in accordance with the terms of the Voting Agreement.
          5.5 Bylaws. As of the Subsequent Closing Date, the Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of nine (9) persons. The

Purchasers have been provided with a copy of the Bylaws of the Company as amended to date and in effect on the date hereof.
          5.6 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.
          5.7 Restated Articles of Incorporation. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, shall have been duly submitted to, and accepted in, the office of the Secretary of State of the State of California.
          5.8 Investors’ Rights Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Investors’ Rights Agreement) shall have executed and delivered the Original Investors’ Rights Agreement as of the Initial Closing Date, and the Company, the Subsequent Purchasers and the requisite parties to the Original Investors’ Rights Agreement shall have executed and delivered the Investors’ Rights Agreement as of the Subsequent Closing Date.
          5.9 Right of First Refusal and Co-Sale Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Co-Sale Agreement) shall have executed and delivered the Original Co-Sale Agreement as of the Initial Closing Date, and the Company, the Subsequent Purchasers and the requisite parties to the Original Co-Sale Agreement shall have executed and delivered the Co-Sale Agreement as of the Subsequent Closing Date.
          5.10 Voting Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Voting Agreement) shall have executed and delivered the Original Voting Agreement as of the Initial Closing Date, and the Company, the Subsequent Purchasers and the requisite parties to the Original Voting Agreement shall have executed and delivered the Voting Agreement as of the Subsequent Closing Date.
          5.11 Legal Opinion. At the Initial Closing, the Initial Purchasers shall have received from Fenwick & West LLP, legal counsel to the Company, a legal opinion dated as of the Initial Closing Date, substantially in the form attached hereto as Exhibit G. At the Subsequent Closing, the Subsequent Purchasers shall have received from Fenwick & West LLP, legal counsel to the Company, a legal opinion dated as of the Subsequent Closing Date, substantially in the form attached hereto as Exhibit H.
          5.12 Indemnification Agreement. The Company and each of the members of the Company’s Board of Directors shall each have entered into an Indemnification Agreement, substantially in the form attached hereto as Exhibit I.
          5.13 Compliance Certificate. The President of the Company shall have delivered to the Purchasers at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the Statement Date.
          5.14 Non-Disclosure Agreements. All current employees and consultants shall have entered into a standard non-disclosure and assignment of inventions agreements in form and substance reasonably acceptable to Purchasers.
          5.15 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers’ counsel, and the Purchasers shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This shall include, without limitation, certification by the Company’s Secretary or Chief Financial Officer regarding the Company’s Restated Articles and Bylaws and Board of Director and shareholder resolutions relating to this transaction.
          5.16 Certificate of Corporate Proceedings. Purchasers shall have received from the Company’s Secretary or Chief Financial Officer, a certificate having attached thereto (i) the Company’s Restated Articles as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s shareholders authorizing the filing of the Restated Articles, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in California, dated a recent date before the Closing.
          5.17 Glu UK Voting Agreement. The Company and the requisite parties to the Glu UK Voting Agreement (as such term is defined therein) shall have executed and delivered the Amendment to the Glu UK Voting Agreement as of the Initial Closing Date in the form attached hereto as Exhibit J (the “Amendment to the Glu UK Voting Agreement”).
          5.18 Time Warner Agreement. At the Subsequent Closing Date, the Company and TWI Glu Mobile Holdings Inc. shall have executed and delivered an agreement by and between the Company and TWI Glu Mobile Holdings Inc. in substantially the form attached hereto as Exhibit K (the “Time Warner Agreement”).
     6. Conditions to Closing of the Company. The Company’s obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of the Initial Closing Date or the Subsequent Closing Date, as appropriate, of the following conditions:
          6.1 Representations and Warranties Correct. The representations made in Section 4 above by the Purchasers shall be true and correct in all material respects as of the Initial Closing Date or the Subsequent Closing Date, as appropriate.
          6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Initial Purchasers on or prior to the Initial Closing Date or by the Subsequent Purchasers on or prior to the Subsequent Closing Date shall have been performed or complied with in all respects.
          6.3 Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
          6.4 Legal Matters. All approvals of the Company’s Board of Directors and shareholders necessary for performance of the transactions contemplated by this Agreement shall have been obtained, and all material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company.
          6.5 Payment of Purchase Price. At the Initial Closing Date, each Initial Purchaser shall have delivered to the Company the purchase price for such Initial Purchaser’s Shares in the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers, and where the purchase price or a portion of thereof is to be paid by the cancellation of indebtedness, such Initial Purchaser shall have delivered the original instrument evidencing such indebtedness. At the Subsequent Closing Date, each Subsequent Purchaser shall have delivered to the Company the purchase price for such Subsequent Purchaser’s Shares in the amount set forth opposite such Subsequent Purchaser’s name on the Schedule of Purchasers, and where the purchase price or a portion of thereof is to be paid by the cancellation of indebtedness, such Subsequent Purchaser shall have delivered the original instrument evidencing such indebtedness.
          6.6 Restated Articles of Incorporation. Prior to the Subsequent Closing Date, the Restated Articles shall have been filed in the office of the Secretary of State of the State of California.
          6.7 Investors’ Rights Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Investors’ Rights Agreement) shall have executed and delivered the Original Investors’ Rights Agreement as of the Initial Closing Date and the Company, the Subsequent Purchasers and the requisite parties to the Original Investors’ Rights Agreement shall have executed and delivered the Investors’ Rights Agreement as of the Subsequent Closing Date.
          6.8 Right of First Refusal and Co-Sale Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Co-Sale Agreement) shall have executed and delivered the Original Co-Sale Agreement as of the Initial Closing Date and the Company, the Subsequent Purchasers and the requisite parties to the Original Co-Sale Agreement shall have executed and delivered the Co-Sale Agreement as of the Subsequent Closing Date.
          6.9 Voting Agreement. The Company, the Initial Purchasers and the requisite parties to the Prior Agreement (as such term is defined in the Original Voting Agreement) shall have executed and delivered the Original Voting Agreement as of the Initial Closing Date and the Company, the Subsequent Purchasers and the requisite parties to the Original Voting Agreement shall have executed and delivered the Voting Agreement as of the Subsequent Closing Date.
          6.10 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.
     7. Covenants of the Company.
          7.1 Vesting of Employee Options. Options granted to employees of the Company after the Closing Date under the Company’s approved equity incentive plan shall vest, subject to the option holder’s continued employment with or service to the Company, on terms no more favorable than twenty-five percent (25%) after twelve (12) months and on an equal monthly basis over the subsequent thirty-six (36) months or on an equal annual basis over the subsequent three (3) years, as approved by the Company’s Board of Directors. Any unvested shares acquired by employees shall be subject to a repurchase option by the Company exercisable at the original purchase price of such options (the “Repurchase Option”). The Repurchase Option shall provide that upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) may repurchase such unvested shares at the lesser of the original purchase price of any shares subject to the Repurchase Option or the fair market value of any such shares.
          7.2 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.
          7.3 Insurance. The Company will keep its assets and those of its subsidiaries, if any, which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts reasonably sufficient to allow it to replace any of its properties which might be damaged or destroyed. The Company will maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.
          7.4 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.
          7.5 Termination of Covenants. The covenants of the Company set forth in above in this Section 7 shall terminate in all respects on the date of the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company’s Common Stock, or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, whichever shall occur first.
     8. Miscellaneous.
          8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.
          8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          8.3 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible.
          The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          8.4 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between or among California residents entered into and to be performed entirely within California.
          8.5 Entire Agreement; Amendment. This Agreement (including all exhibits hereto), the Investors’ Rights Agreement, the Co-Sale Agreement, the Voting Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Original Purchase Agreement is hereby amended and restated in its entirety and shall be of no further force or effect. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and holders of more than seventy-two percent (72%) of the Shares sold under this Agreement or such number of shares of Conversion Stock, or any combination thereof; provided, however, that any term hereof as it relates to the Time Warner Agreement (including without limitation this proviso) may be amended, waived, discharged or terminated only by a written instrument signed by the Company and TWI Glu Mobile Holdings Inc.
          8.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
          (a) if to a Purchaser, to the address or fax number listed after such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A or at such other address as such Purchaser shall have furnished to the Company, with a copy to:
(in the case Granite Global Ventures II L.P. Granite Global Ventures II L.P
Granite Global Ventures II L.P. Granite Global Ventures II L.P.)
Pillsbury Winthrop Shaw Pittman LLP
2475 Hanover Street
Palo Alto, CA 94304-1114
Attn: Allison Leopold Tilley, Esq.
Fax: (650) 233-4545
(in the case of TWI Glu Mobile Holdings Inc.)
Time Warner Legal
Time Warner Inc.
One Time Warner Center
New York, NY 10019
Attn: Deputy General Counsel
Fax: (212) 658-9271
          (b) if to the Company, to:
Glu Mobile Inc.
1800 Gateway Drive, Suite 200
San Mateo, CA 94404
Attn: President
Fax: (650) 571-5698
or at such other address as the Company shall have furnished to the Purchasers, with a copy to:
Fenwick & West LLP
Silicon Valley Center
801 California St.
Mountain View, California 94041
Attn: Mark Stevens, Esq.
Fax: (650) 938-5200
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally or by messenger, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for deposit of United States mail, addressed and mailed as aforesaid.

          8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party hereto, of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be alternative and not cumulative.
          8.8 Rights; Severability. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights and are not rights jointly held with any of the other Purchasers.
          8.9 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CORPORATIONS CODE OF THE STATE OF CALIFORNIA. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
          8.10 Expenses. At the Initial Closing, the Company will pay the reasonable fees and expenses, including legal fees, incurred by Granite Global Ventures II L.P. in connection with the Original Purchase Agreement, up to a maximum of $35,000, subject to the delivery of invoices therefor. At the Subsequent Closing, the Company will pay the reasonable fees and expenses, including legal fees, incurred by TWI Glu Mobile Holdings Inc. in connection with this Agreement, up to a maximum of $20,000, subject to the delivery of invoices therefor; provided that TWI Glu Mobile Holdings Inc. may elect to deduct the amount of such fees and expenses from the purchase price delivered by it at the Subsequent Closing pursuant to Section 2.2 (provided invoices therefor have been provided to the Company).
          8.11 Attorneys’ Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          8.12 Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect, with such provision being replaced with an enforceable provision closest in intent and economic effect to the severed provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of any party to this Agreement.
          8.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          8.14 Conflicts of Interest. Each Purchaser and the Company is aware that Fenwick & West LLP (“F&W”) may have an investment in certain of the Purchasers or may have previously performed and may continue to perform certain legal services for certain of the Purchasers in matters unrelated to F&W’s representation of the Company. In connection with its Purchaser representation, F&W may have obtained confidential information of such Purchasers that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Purchaser and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Purchasers and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information. Each Purchaser and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 8.14.
          8.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
          8.16 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Stock.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year set forth in the heading hereof.

GLU MOBILE INC.

By:	/s/ L. Gregory Ballard

L. Gregory Ballard,
Its:	President and Chief Executive Officer

Address:	1800 Gateway Drive, Suite 200
San Mateo, CA 94404
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

PURCHASERS:

TWI GLU MOBILE HOLDINGS INC.

By:	/s/ Rachel Lam

Rachel Lam,
Its:	Vice President

Address:	c/o Time Warner Investments
Time Warner Inc.
One Time Warner Center
New York, NY 10019
Fax:	(212) 484-7265
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

PURCHASERS:

GRANITE GLOBAL VENTURES II L.P.

By:	Granite Global Ventures II L.L.C.
Its:	General Partner

By:	/s/ Hany Nada

Name:	Hany Nada
Its:	Managing Director

Address:	c/o Granite Global Ventures
2494 Sand Hill Road
Suite 100
Menlo Park, CA 94025
Fax:	(650) 475-2151

GGV II ENTREPRENEURS FUND L.P.

By:	Granite Global Ventures II L.L.C.
Its:	General Partner

By:	/s/ Hany Nada

Name:	Hany Nada
Its:	Managing Director

Address:	c/o Granite Global Ventures
2494 Sand Hill Road
Suite 100
Menlo Park, CA 94025
Fax:	(650) 475-2151
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

NEW ENTERPRISE ASSOCIATES 10, L.P.

By:	NEA Partners 10, L.P.
Its:	General Partner

By:	/s/ Eugene A. Trainer III

Name:	Eugene A. Trainer III

Its:	General Partner

Address:	2490 Sand Hill Road
Menlo Park, CA 94025 Attn: Stewart Alsop
Fax:	(650) 854-9397
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

SIENNA LIMITED PARTNERSHIP III, L.P.

By:	Sienna Associates III, L.L.C.
Its:	General Partner

By:	/s/ Daniel L. Skaff

Daniel L. Skaff, Managing Member

Address:	2330 Marinship Way, Suite 130
Sausalito, CA 94965
Attn: Daniel Skaff
Fax:	(415) 339-2808
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

JAFCO AMERICA TECHNOLOGY FUND III, LP JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, LP JAFCO USIT FUND III, LP JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, LP

By:	/s/ Barry J. Schiffman

Barry J. Schiffman
Managing Member JAV Management Associates III, L.L.C.
Its General Partner

Address:	300 Hamilton Avenue Top Floor
Palo Alto, CA 94301
Attn: Jon Callaghan
Fax:	(650) 328-2818

GLOBESPAN CAPITAL PARTNERS IV, L.P. GCP IV AFFILIATES FUND, L.P. JAFCO GLOBESPAN USIT IV, L.P.

By:	Globespan Management Associates IV, L.P.,
its sole General Partner
By:	Globespan Management Associates IV, LLC, its sole General Partner

By:	/s/ Barry J. Schiffman

Barry J. Schiffman
Member

Address:	300 Hamilton Avenue Top Floor
Palo Alto, CA 94301
Attn: Jon Callaghan
Fax:	(650) 328-2818
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

GLOBESPAN CAPITAL PARTNERS (CAYMAN) IV, L.P.

By:	Globespan Management Associates (Cayman) IV, L.P.,
its sole General Partner
By:	Globespan Management Associates IV, LLC, its sole General Partner

By:	/s/ Barry J. Schiffman

Barry J. Schiffman Member

Address:	300 Hamilton Avenue Top Floor
Palo Alto, CA 94301
Attn: Jon Callaghan
Fax:	(650) 328-2818

GLOBESPAN CAPITAL PARTNERS IV GmbH & Co. KG

By:	Globespan Management Associates IV, GmbH its General Partner

By:	/s/ Barry J. Schiffman

Name:	Barry J. Schiffman
Title:	Managing Director

Address:	300 Hamilton Avenue Top Floor
Palo Alto, CA 94301
Attn: Jon Callaghan
Fax:	(650) 328-2818
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

BAVP, L.P.

By:	BA Venture Partners VI, LLC
Its:	General Partner

By:	/s/ Sharon Wienbar

Name:	Sharon Wienbar
Its:	Managing Director

Address:	950 Tower Lane, Suite 700
Foster City, CA 94404
Attn: Sharon Wienbar
Fax:	(650) 378-6040
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

/s/ Amy Francetic

Amy Francetic
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

Moran Family 2003 Revocable Trust
/s/ Richard A. Moran

Richard A. Moran, Principal
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

CLEF, LP

By:	Clef General Partner, LLC
its General Partner

By:	/s/ Howard Fischer

Howard Fischer, sole member
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT

PINNACLE VENTURES I-A (Q), L.P. PINNACLE VENTURES I-B, L.P. PINNACLE VENTURES I AFFILIATES, L.P.
By:	Pinnacle Ventures Management I, L.L.C.,
their general partner

By:	/s/ Robert N. Savoie

Name:	Robert N. Savoie
Title:	Chief Financial Officer

PINNACLE VENTURES II-B, L.P. PINNACLE VENTURES II-C, L.P. PINNACLE VENTURES II-R, L.P.
By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie

Name:	Robert N. Savoie
Title:	Chief Financial Officer
SIGNATURE PAGE TO AMENDED AND RESTATED
SERIES D PURCHASE AGREEMENT